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                                                                     Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 16, 2004 relating to the financial statements and financial highlights which appears in the September 30, 2004 Annual Report to Shareholders of Loomis Sayles Massachusetts Tax Free Income Fund, a series of CDC Nvest Funds Trust II.The financial statements and financial highlights are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm","Financial Statements" and "Financial Performance" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
--------------------------------
Boston, Massachusetts
January 28, 2005